SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2008

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

                            Delaware                                        001-16533                                        63-1261433
                            (State of Incorporation)               (Commission File No.)                         (IRS Employer I.D. No.)

                            100 Brookwood Place, Birmingham, Alabama                            35209
                                (Address of Principal Executive Office)                       (Zip code)

Registrant’s telephone number, including area code:     (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 7.01                           Regulation FD Disclosure

On December 15, 2008 we issued a news release reporting ProAssurance’s pending acquisition of Mid-Continent General Agency for an undisclosed price. Mid-Continent is a Managing General Agent, based in Houston, producing about $25 million a year in premiums from ancillary healthcare providers and other professional liability coverages. Through the third quarter of 2008, Mid-Continent has underwritten approximately $1.5 million of premium for ProAssurance. Mid-Continent will produce business for ProAssurance’s Excess & Surplus Lines subsidiary, Red Mountain Casualty, but will continue to place some business into other established markets with which it is already doing business. ProAssurance will derive commission income from business Mid-Continent places with other companies. The transaction is expected to close in January 2009.

Item 9.01	Financial Statements and Exhibits

99.1	News Release reporting ProAssurance’s pending acquisition of Mid-Continent General Agency for an undisclosed price.

The information we are furnishing under Items 7.01 and 9.01 of this Current Report on Form 8K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 15, 2008

PROASSURANCE CORPORATION

By:  /s/ Frank B. O’Neil
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Frank B. O’Neil
Senior Vice President